Exhibit 99.1

Hercules Technology Successfully Completes Full Repayment of its $130.0 Million Citigroup and Deutsche Bank Credit Facility

Successfully Achieves Early Payoff More Than One Month Before Maturity Date; Further Deleveraging the Company

PALO ALTO, Calif.--(BUSINESS WIRE)--March 25, 2009--Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the leading specialty finance company providing venture debt and equity to venture capital and private equity backed technology and life science companies at all stages of development, today announced that it has successfully completed the full repayment of its $130.0 million credit facility with Citigroup and Deutsche Bank.

“I am extremely pleased to report to our shareholders our continued commitment and progress in successfully deleveraging our balance sheet by fully repaying our $130.0 million credit facility with Citigroup and Deutsche Bank prior to its maturity date of April 30, 2009,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “Hercules’ ability to amortize and repay approximately $130.0 million within five months during these most challenging times, provides further evidence of the asset class and of the continued focus and dedication of Hercules’ investment professionals to work diligently identifying and investing in the right companies while at the same time also remaining focused on managing our credit performance and balance sheet liquidity.”

As outlined during the company’s fourth quarter 2008 earnings call, Hercules has taken multiple steps to ensure its ability to fully repay the Citigroup and Deutsche Bank facility on or before the maturity date of April 30, 2009. Hercules took prudent steps to ensure its ability to meet the maturity date by reducing its operating costs in the first quarter of 2009 and initiating a one-time stock and cash dividend to strategically ensure ample liquidity and capital to bolster its near-term liquidity position and further strengthen its balance sheet.

“It is because of the hard work and dedication of our team, that Hercules has successfully reached this achievement in an extremely challenging credit and capital market environment through a combination of early and regularly scheduled loan repayments as well as borrowing approximately $25.7 million under our credit facility with Wells Fargo Foothill. Our continued relationship with Wells Fargo Foothill coupled with our long-term and strategic funding relationship with the SBA’s SBIC program provides Hercules with a long term source of capital while continuing to support and grow our investment portfolio,” continued Henriquez. “I am just delighted the ‘slow and steady’ strategy we adopted back in mid 2008 has proven to be an effective strategy during these challenging times and has afforded us the flexibility to manage our liquidity and credit portfolio.”

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology and life science companies at all stages of development. Founded in December 2003, the company primarily finances privately held companies backed by leading venture capital and private equity firms. Hercules invests in a broad range of ventures active in technology and life science industries and offers a full suite of growth capital products at all levels of the capital structure. The company is headquartered in Palo Alto, Calif. and has additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.HTGC.com.

Companies interested in learning more about financing opportunities should contact info@HTGC.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main: 650-289-3060 HT-HN
info@htgc.com
Sally Borg, 650-289-3066
sborg@htgc.com